Exhibit 99.12

Consent to Being Named as a Director Nominee

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director nominee of Atmus Filtration Technologies Inc. in the Registration Statement on Form S-4 filed by Atmus Filtration Technologies Inc. with the Securities and Exchange Commission and in all subsequent amendments and post-effective amendments or supplements thereto.

/s/ Stuart A. Taylor II
Name: Stuart A. Taylor II
Date: February 14, 2024